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                            DUKE REALTY INVESTMENTS, INC.
                               (an Indiana Corporation)

                               9,500,000 Common Shares

                            INTERNATIONAL TERMS AGREEMENT





                                        September 9, 1997


TO:  Duke Realty Investments, Inc.
     8888 Keystone Crossing Suite 1150
     Indianapolis, IN 46240

Attention:     Chairman of the Board of Directors

Ladies and Gentlemen:

               We (the "Lead Managers") understand that Duke Realty Investments, Inc., an Indiana corporation (the "Company"), proposes to issue and sell 9,500,000 shares of common stock (the "Common Stock") of which 1,900,000 shares of Common Stock are being sold pursuant to this Agreement (such Common Stock being hereinafter referred to as the "Initial International Securities") and 7,600,000 shares of Common Stock are being sold pursuant to the U.S. Terms Agreement (as defined in the International Underwriting Agreement referred to below) dated the date hereof. Subject to the terms and conditions set forth or incorporated by reference herein, the international managers named below offer to purchase, severally and not jointly, the respective numbers of Initial International Securities set forth below opposite their respective names, and a proportionate share of Option International Securities (as defined in the International Underwriting Agreement referred to below), to the extent any are purchased, at the purchase price set forth below.


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                                                          Number of Shares
                                                               of Initial
     International Manager                             International Securities

Merrill Lynch International. . . . . . . . . . . . . . . . . . . . . . .316,670
BT Alex. Brown International
     Division of Bankers Trust International PLC . . . . . . . . . . . .316,666
A.G. Edwards & Sons, Inc.. . . . . . . . . . . . . . . . . . . . . . . .316,666
Legg Mason Wood Walker, Incorporated . . . . . . . . . . . . . . . . . .316,666
McDonald & Company Securities, Inc.. . . . . . . . . . . . . . . . . . .316,666
Morgan Stanley & Co. International Limited . . . . . . . . . . . . . . .316,666
                                                                      ---------
     TOTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1,900,000
                                                                      =========

          The International Securities shall have the following terms:


Title of Securities:                    Common Stock
Number of Shares:                       1,900,000
Public offering price per share:        $21.4375
Purchase price per share:               $20.3375
Number of Option Shares:                285,000
Additional co-managers:                 BT Alex. Brown International Division of
                                        Bankers Trust International PLC, A.G.
                                        Edwards & Sons, Inc., Legg Mason Wood
                                        Walker, Incorporated, McDonald & Company
                                        Securities, Inc. and Morgan Stanley &
                                        Co. International Limited
Closing Time, date and location:        September 15, 1997, 10:00 a.m., New York
                                        City Time, Rogers & Wells, 200 Park
                                        Avenue, New York, New York 10166


          All the provisions contained in the document attached as Annex A hereto entitled "Duke Realty Investments, Inc. and Duke Realty Limited Partnership -- Common Stock, Preferred Stock, Depositary Shares and Debt Securities -- International Underwriting Agreement" are incorporated by reference in their entirety herein and shall be deemed to be a part of this International Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.



                                       2

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          Please accept this offer no later than 6:30 o'clock P.M. (New York
City time) on September 9, 1997 by signing a copy of this International Terms Agreement in the space set forth below and returning the signed copy to us.

                    Very truly yours,


                    MERRILL LYNCH INTERNATIONAL
                    BT ALEX. BROWN INTERNATIONAL
                       DIVISION OF BANKERS TRUST INTERNATIONAL PLC
                    A.G. EDWARDS & SONS, INC.
                    LEGG MASON WOOD WALKER, INCORPORATED
                    McDONALD & COMPANY SECURITIES, INC.
                    MORGAN STANLEY & CO. INTERNATIONAL
                       LIMITED


                    BY:  MERRILL LYNCH INTERNATIONAL


                    BY:  /s/ Martin J. Cicco
                         ---------------------------------------
                         For themselves and as Lead Managers
                         of the named International Managers

                         Name: Martin J. Cicco
                         Title: Managing Director




CONFIRMED AND ACCEPTED:
as of the date first above written


DUKE REALTY INVESTMENTS, INC.


BY:  /s/ Darell E. Zink, Jr.
     ------------------------------------
     Name: Darell E. Zink, Jr.
     Title: Executive Vice President
            and Chief Financial Officer